UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2020

SHIFT4 PAYMENTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39313	84-3676340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 N. Irving St.

Allentown, Pennsylvania 18109

(Address of principal executive offices) (Zip Code)

(888) 276-2108

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock $0.0001 par value per share	FOUR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2020, Shift4 Payments, LLC (the “Issuer”) and Shift4 Payments Finance Sub, Inc. (the “Co-Issuer” and together with the Issuer, the “Issuers”), subsidiaries of Shift4 Payments, Inc. (the “Company”), completed the issuance and sale of $450.0 million aggregate principal amount of 4.625% Senior Notes due 2026 (the “Notes”). The Company received net proceeds, after deducting initial purchasers’ discounts and estimated offering expenses, of approximately $443.5 million. The net proceeds of the offering, together with cash on hand, will be used to (i) repay all indebtedness outstanding under the Issuer’s first lien term loan facility (the “First Lien Term Loan Facility”) and (ii) the remainder, if any, for general corporate purposes.

The Notes were issued pursuant to an indenture, dated as of October 29, 2020 (the “Indenture”), among the Issuers, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture provides, among other things, that the Notes are the senior unsecured obligations of the Issuers and are guaranteed, jointly and severally, on a senior unsecured basis, by certain of the Issuer’s subsidiaries.

Pursuant to the Indenture, the Notes will mature on November 1, 2026, and will accrue interest at a rate of 4.625% per year. Interest on the Notes will be payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2021.

The Issuers may redeem all or a portion of the Notes at any time prior to November 1, 2022 at a redemption price equal to 100% of the principal amount of the Notes, plus the applicable “make-whole” premium as provided in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. At any time on or after November 1, 2022, the Issuers may redeem all or a portion of the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to but excluding, the date of redemption. In addition, at any time prior to November 1, 2022, the Issuers may also redeem up to 40% of the original aggregate principal amount of the Notes (including any additional Notes) with the proceeds of certain equity offerings, at a redemption price equal to 104.625% of the principal amount of the Notes, plus accrued and unpaid interest, if any to the redemption date. The Issuers may make such redemption so long as, after giving effect to any such redemption, at least 50% of the original aggregate principal amount of the Notes (including any additional Notes) remains outstanding (unless all Notes are redeemed concurrently) and such redemption occurs within 90 days of the closing of the applicable equity offering.

Upon a Change of Control (as defined in the Indenture), the Issuers must offer to purchase the Notes at 101% of the principal amount, plus accrued and unpaid interest to the repurchase date, subject to certain exceptions including in the case where the Issuers (or any affiliate of the Issuers) have made an Alternate Offer (as defined in the Indenture), which cash price will be equal to or higher than such 101% of the principal amount. In addition, if the Company or its restricted subsidiaries engage in certain asset sales and do not invest such proceeds or permanently reduce certain debt, up to an amount equal to the Net Available Cash (as defined in the Indenture) from such asset sale, within a specified period of time, the Issuers will be required to use a portion of the proceeds of such asset sales to make an Asset Sale Offer (as defined in the Indenture) to all holders of the Notes, and if required or permitted by the terms of the any Indebtedness (as defined in the Indenture) that ranks pari passu in right of payment with the Notes, to the holders of such pari passu Indebtedness at a price of 100% of the principal amount of the Notes (or accreted value thereof, if less), plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer.

The Indenture contains customary covenants that will limit the Issuers’ ability and the ability of certain of the Issuer’s subsidiaries (including the Issuers) to (1) incur additional debt and provide additional guarantees, (2) pay dividends beyond certain amounts and make other restricted payments, (3) create or permit certain liens, (4) make certain asset sales, (5) use the proceeds from the sales of assets and subsidiary stock, (6) create or permit restrictions on the ability of certain of the Issuer’s subsidiaries to pay dividends or make other distributions to the Issuer, as applicable, (7) engage in certain transactions with affiliates, (8) designate subsidiaries as unrestricted subsidiaries and (9) consolidate, merge or transfer all or substantially all of the Issuers’ assets and the assets of certain of the Issuer’s subsidiaries. During any future period in which either Moody’s Investors Service, Inc. or Standard & Poor’s Ratings Group, Inc. have assigned an investment grade credit rating to the Notes and no default or event of default under the Indenture has occurred and is continuing, some of the covenants will be suspended. The Indenture also contains customary events of default.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to purchase any securities.

The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and the Notes are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 29, 2020, the Company issued a press release announcing the completion of the Notes offering. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 29, 2020, between the Issuers, the subsidiary guarantors named on the signature pages thereto and U.S. Bank National Association, as trustee.

4.2	Form of 4.625% Senior Note due 2026 (included in Exhibit 4.1).

99.1	Press Release issued on October 29, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIFT4 PAYMENTS, INC.

Date: October 29, 2020	By:	/s/ Jordan Frankel
Jordan Frankel
General Counsel and Secretary